UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2015

 CONE Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02 Results of Operations and Financial Condition.

CONE Midstream Partners LP (the "Company") issued a press release on August 5, 2015 announcing its 2015 second quarter results. A copy of the earnings release is attached to this Form 8-K as Exhibit 99.1.

The information in this Current Report and the exhibit hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report and exhibit hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Please refer to our website at www.conemidstream.com for additional information regarding the Company.  For example, periodically during the quarter, we make investor presentations, which will appear on our website under Investor Relations.  Further, you can subscribe to our RSS feeds, like the event calendar that also has, among other matters, our earnings calls and investor presentations.

Item 7.01 Regulation FD

The response to Item 2.02 is incorporated herein by reference to this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release of CONE Midstream Partners LP dated August 5, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONE Midstream Partners LP
By:     CONE Midstream GP LLC, its general partner
By:    /s/ David M. Khani
David M. Khani
                                Chief Financial Officer and Director

Dated: August 5, 2015

Exhibit Index

Exhibit No.    Description

Exhibit 99.1    Press release of CONE Midstream Partners LP dated August 5, 2015